Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (“Agreement”), dated as of December 30, 2024, is made by and among JGB Capital L.P., JGB Partners L.P. and JGB (Cayman) Gasconne Ltd. (collectively, the “Purchasers” and each a “Purchaser”), Marpai Inc., a Delaware corporation (the “Company”), JGB Collateral LLC, a Delaware limited liability company (the “Agent”), as agent for the Purchasers, and each entity executing this Agreement as a guarantor, pledgor and/or mortgagor (collectively, the “Credit Support Parties”).

WHEREAS, the Purchasers and the Company entered into a Securities Purchase Agreement dated as of April 15, 2024 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Purchase Agreement”), whereby the Company issued to the Purchasers, and the Purchasers acquired from the Company, Senior Secured Convertible Debentures due April 15, 2027, in the aggregate original principal amount of $11,830,000, of which $6,550,000 is still outstanding (the “Initial Investment”) (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, collectively the “Debentures” and each a “Debenture”);

WHEREAS, the Company has requested that the Purchasers make an additional senior secured investment in the Company of $5,376,000 ($5,000,000 of actual availability after deduction of original issue discount) (the “Additional Investment”); and

WHEREAS, the parties desire to enter into this Agreement and amendments to each Debenture in substantially the form attached hereto as Exhibit A, Exhibit B and Exhibit C (collectively the “Debenture Amendments” and each a “Debenture Amendment”) in order to reflect the foregoing request of the Company.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given such terms in the Purchase Agreement or the Debentures, as applicable, in each case, as amended hereby.

2. Certain Reaffirmations and Reconfirmation of Security Interest and Subsidiary Guaranty.

(a) The Purchase Agreement, Debentures, Security Agreement, the Guarantees, the 188-190 Mortgage and the other Transaction Documents are legal, valid, binding and enforceable against the Company and each Credit Support Party (in each case, to the extent a party thereto) in accordance with their respective terms. The terms of the Transaction Documents remain unchanged, except as modified pursuant to this Agreement, the Debenture Amendments and the Existing Mortgage Amendment.

(b) The Company’s and each Credit Support Party’s respective obligations under the Transaction Documents to which it is a party are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

(c) Purchasers and Agent have valid, enforceable and perfected security interests in and liens in the collateral for the Company’s obligations under the Debentures described in the Security Documents (the “Collateral”), as to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever.

(d) Nothing herein or the Debenture Amendments shall impair or limit the continuation of the liens and security interests granted to the Purchasers and/or the Agent under the Security Agreement, the 188-190 Mortgage or the other Security Documents, which liens are continued in full force and effect pursuant to and as provided therein. The Company and each Credit Support Party agrees that any reference to the Debenture in any Security Document means the Debenture as amended pursuant to this Agreement and the Debenture Amendments. The Company and each Credit Support Party acknowledges the continuing existence and priority of all liens and security interests granted, conveyed, and assigned pursuant to the Security Documents in accordance with the terms thereof, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as the Purchasers or the Agent request in order to perfect, preserve, and protect such liens and security interests.

(e) Each Credit Support Party acknowledges this Agreement and the Debenture Amendments, including without limitation the Additional Investment contemplated hereby and thereby, and ratifies, and confirms that, the Guarantee, the 188-190 Mortgage or other Transaction Documents executed by such Credit Support Party is not released, diminished, impaired, reduced, or otherwise adversely affected by this Agreement. and continues to guarantee, assure or otherwise secure, as applicable, the full payment and performance of all present and future obligations under the Debentures (as amended by this Agreement and the Debenture Amendments) and the other Transaction Documents.

(f) The Purchasers and the Agent have fully and timely performed all of their obligations and duties in compliance with the Transactions Documents and applicable law, and have acted reasonably, in good faith, and appropriately under the circumstances.

3. Amendments to the Purchase Agreement. The Purchase Agreement is amended as follows:

(a) Article 1 of the Purchase Agreement is amended to include the following definitions:

“Guarantors” means collectively, the Personal Guarantor, Hillcour, and the Subsidiaries.

“Mortgages” means the 188-190 Mortgage, the Surfsong Mortgage, and the UTAT Mortgage.

“Personal Guarantor” means Damien Lamendola.

“Surfsong Mortgage” means that certain second priority mortgage, dated as of First Amendment Effective Date, by and between the Surfsong Property Owner and the Agent, pursuant to which the Surfsong Property Owner has granted the Agent a second priority security interest in the Surfsong Property.

“Surfsong Property” means that certain property located at 29 Surfsong Road, Kiawah Island, SC 29455.

“Surfsong Property Owner” means collectively, Damien and Deborah Lamendola.

“UTAT Mortgage” means that certain mortgage, dated as of the First Amendment Effective Date, by and between the UTAT Property Owner and the Agent, pursuant to which the UTAT Property Owner has granted the Agent a security interest in the UTAT Property.

“UTAT Property” means that certain parking lot located at 70 Queen Street, Charleston, SC 29401.

“UTAT Property Owner” means UTAT Parking, LLC, a Florida limited liability company.

(b) The defined term of “Mortgage” set forth in Section 1.1 of the Purchase Agreement is hereby renamed to the “188-190 Mortgage” and each reference to such mortgage shall be deemed as amended by the Existing Mortgage Amendment and any future amendments.

(c) The definition of “Security Documents” set forth in Section 1.1 of the Purchase Agreement is amended and restated as follows:

“Security Documents” means, collectively, the Security Agreement, the Blocked Account Agreement, the Mortgages, the Guarantees, the original Pledged Securities, along with medallion guaranteed executed blank stock powers to the Pledged Securities, and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

(d) 1.1 of the Purchase Agreement is amended and restated as follows:

“Transaction Documents” means, collectively, this Agreement, the Debentures, the Registration Rights Agreement, the Security Agreement, the Guarantees, the Mortgages, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

4. Additional Investment. On the Effective Date, the Purchasers will, jointly and not severally, make the Additional Investment on the terms and subject to the conditions set forth in this Agreement and the Debenture Amendments. The parties agree that a portion of the Additional Investment equal to $3,000,000 will be held in an account of the Agent and will be disbursed to the Company only upon the satisfaction of the following condition: Agent shall have received (1) a mortgagee’s title insurance policy from Chicago Title & Trust insuring the Surfsong Mortgage, (2) a mortgagee’s title insurance policy from Chicago Title & Trust insuring the UTAT Mortgage and (3) a date down endorsement with respect to the 188-190 Mortgage, in each case, insuring the Lien of such Mortgages to be valid first priority Liens (or, in the case of the Surfsong Mortgage, second priority Liens), subject to encumbrances permitted under the applicable Mortgage, subject to no defects or objections which are unacceptable to the Agent in its sole discretion, together with such endorsements as the Agent may reasonably require, and otherwise reasonably satisfactory in form and substance to the Agent in its sole discretion.

5. Representations and Warranties. The Company and each Credit Support Party represents and warrants, severally and jointly, to each Purchaser that:

(a) Authorization; Enforcement. The Company and each Credit Support Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and each Credit Support Party and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and each such Credit Support Party and no further action is required by the Company or any Credit Support Party in connection herewith. The execution and delivery of the Debenture Amendments by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and each Credit Support Party and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each Credit Support Party enforceable against them in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (clauses (i) – (iii) collectively, the “Enforceability Limitations”). The Debenture Amendments have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms subject to the Enforceability Limitations.

(b) No Conflicts. The execution, delivery and performance by the Company and each Credit Support Party of this Agreement and the execution, delivery and performance by the Company of the Debenture Amendments, and the consummation by each of them of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any such Credit Support Party’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Credit Support Party (except pursuant to the Transaction Documents), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, securities purchase agreement, debt or other instrument (evidencing a Company or Credit Support Party Indebtedness or otherwise) or other understanding to which the Company or any Credit Support Party is a party or by which any property or asset of the Company or any Credit Support Party is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Credit Support Party is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Credit Support Party is bound or affected, in the case of clauses (ii) and (iii) to the extent such conflict, breach or violation could reasonably be expected to result in a Material Adverse Effect.

(c) Absence of Defaults. After giving effect to the Debenture Amendments, no Event of Default has occurred or is continuing. The Company and each Credit Support Party have complied in all material respects with their respective obligations under the Transaction Documents.

(d) Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries taken as a whole, after giving effect to the transactions contemplated by this Agreement and the Debenture Amendments, the Company is solvent. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of this Agreement.

(e) Absence of Material Adverse Effect. Since April 15, 2024, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

(f) Representations and Warranties in Transaction Documents. The representations and warranties set forth in each Transaction Document shall, in each case, be true and correct in all respects with the same effect as made on the Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), in each case, except as set forth in (i) the Company’s recent periodic reports filed with the Commission since May 1, 2024, and (ii) the disclosure schedules thereto or in the disclosure schedules delivered by the Company in connection with this Agreement.

6. Conditions Precedent. This Agreement and the Debenture Amendments shall become effective upon the date, (the “Effective Date”), on which the Purchasers and the Agent shall have received:

(a) this Agreement, duly executed and delivered by the Company and each Credit Support Party;

(b) each Debenture Amendment duly executed and delivered by the Company (with “wet ink” originals delivered to the Agent within five Business Days after the Effective Date);

(c) the Surfsong Mortgage, duly executed and delivered by the Surfsong Property Owner and in proper form for recording;

(d) the UTAT Mortgage, duly executed and delivered by the UTAT Property Owner and in proper form for recording;

(e) an amendment to the 188-190 Mortgage in the form required by the Agent, duly executed and delivered by the 188-190 Property Owner and in proper form for recording (the “Existing Mortgage Amendment”);

(f) Resolutions of the Board of Directors of the Company approving the transactions contemplated hereby;

(g) lien search results from the Secretary of State of the State of Delaware with respect to the Company and each Guarantor with results satisfactory to the Purchasers and Agent;

(h) the Purchasers and Agent shall have received all invoiced fees, costs and expenses (including attorneys’ fees) incurred in connection with the preparation and negotiation of this Agreement and the Debenture Amendments;

(i) all statements set forth in Sections 2 and 5 herein shall be true and correct as of the Effective Date, and the Purchasers and Agent shall have received a certificate, dated as of the Effective Date and in form and substance satisfactory to the Purchasers and the Agent, duly executed and delivered by the Chief Executive Officer or Chief Financial Officer of the Company, in which certificate the Company shall certify, represent and warrant that, at the time such certificate is delivered, (i) all statements, representations and warranties set forth in Sections 2 and 5 are true and correct immediately before and immediately after giving effect to the Effective Date, and (ii) all of the conditions set forth in this Section 5 have been satisfied.

7. Releases. In further consideration of Purchasers’ and Agent’s execution of this Amendment, the Company and the Credit Support Parties, on behalf of themselves and their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys, hereby forever, fully, unconditionally and irrevocably waive and release Purchasers and their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Releasee, on or prior to the date hereof, with respect to the Transaction Documents, the transactions contemplated thereby or any enforcement or attempted enforcement of the Transaction Documents by any Releasee (collectively, the “Claims”). The Company and the Credit Support Parties further agree that they shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Claim.

8. Transaction Documents. The parties hereto agree that this Agreement and the Debenture Amendments are Transaction Documents. In addition, all references in the Transaction Documents to the Debentures shall be deemed to mean the Debentures as amended by the Debenture Amendments. This Agreement and the Debentures Amendments, together with the Transaction Documents, are the entire agreement among the parties with respect to the subject matter hereof.

9. No Modification. Except as expressly set forth in this Agreement, the Existing Mortgage Amendment and the Debenture Amendments, nothing contained in this Agreement shall be deemed or construed to amend, supplement or modify the Debentures or the other Transaction Documents or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

10. Successors and Assigns; Survival. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and each of their respective successors and assigns. The representations and warranties of the Company and the Credit Support Partys shall survive the consummation of the transactions contemplated by this Agreement.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regards to the principles of conflicts of law thereof. The parties agree that the state and federal courts located in the City of New York, Borough of Manhattan shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Agreement and the parties submit to the personal jurisdiction of such courts.

12. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

13. Disclosure. The Company will disclose the material terms of this Agreement, the Debenture Amendments and the transactions contemplated hereby and thereby by not later than 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof by means of a Current Report on Form 8-K (a “Report”) filed with the Commission. The Report shall include as exhibits this Agreement and Debenture Amendments. The Company and Purchasers shall consult with each other in preparing any such Report. From and after the filing of the Report with the Commission, the Company acknowledges and agrees that the Purchasers shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers or directors.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY

MARPAI, INC.

By	/s/ Steve Johnson
Name:	Steve Johnson
Title:	Chief Financial Officer

CREDIT SUPPORT PARTIES:

/s/ Damien Lamendola
Name:	Damien Lamendola

HILLCOUR HOLDINGS, LLC

By	/s/ Damien Lamendola
Name:	Damien Lamendola
Title:	Manager

MARPAI CAPTIVE, INC.

By	/s/ Steve Johnson
Name:	Steve Johnson
Title:	Authorized Signatory

MARPAI ADMINISTRATORS LLC

By:	/s/ Steve Johnson
Name:	Steve Johnson
Title:	Authorized Signatory

[JGB- Marpai- SPA Amendment Signature Page]

MARPAI HEALTH, INC.

By	/s/ Steve Johnson
Name:	Steve Johnson
Title:	Authorized Signatory

MAESTRO HEALTH, INC.

By	/s/ Steve Johnson
Name:	Steve Johnson
Title:	Authorized Signatory

RESTRADA, LLC

By	/s/ Steve Johnson
Name:	Steve Johnson
Title:	Authorized Signatory

[JGB- Marpai- SPA Amendment Signature Page]

PURCHASERS

JGB CAPITAL L.P.

By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

New Principal Amount: $238,520.00

JGB PARTNERS L.P.

By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

New Principal Amount: $5,418,412.72

JGB (CAYMAN) GASCONNE LTD.

By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

New Principal Amount: $6,269,067.28

AGENT

JGB COLLATERAL LLC

By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

[JGB- Marpai- SPA Amendment Signature Page]